UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2017 (October 2, 2017)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices)                  (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On October 2, 2017, Net 1 UEPS Technologies, Inc., through its wholly owned subsidiary, Net1 Applied Technologies Netherlands B.V. (“Net1 Netherlands”), completed its acquisition of a 30% interest in Bank Frick & Co AG (“Bank Frick”), a fully licensed bank based in Balzers, Liechtenstein, from Kuno Frick Familienstiftung, a Liechtenstein Foundation (the “Frick Foundation”). The purchase price was CHF 39.8 million ($40.9 million translated at the exchange rate applicable as of October 2, 2017) in cash. This investment was made pursuant to a share purchase agreement, dated January 12, 2017, between Net1 Netherlands and the Frick Foundation. Net1 Netherlands has a two-year option to acquire an additional 35% interest in Bank Frick.

Item 9.01.  Financial Statements and Exhibits

(a)  Financial statements of business acquired.

Pursuant to Item 9.01(a)(4) of Form 8-K, the financial statements required by this Item, if any, with respect to the investment described in Item 2.01 herein, will be filed as soon as practicable.

(b)  Pro forma financial information.

Pursuant to Item 9.01(b)(2) of Form 8-K, the pro forma financial information required by this Item, if any, with respect to the investment described in Item 2.01 herein, will be filed as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: November 7, 2017	By: /s/ Herman G. Kotzé
Name: Herman G. Kotzé
Title: Chief Executive Officer,
Chief Financial Officer, Treasurer and Secretary